UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

650 Albany Street
Boston, MA 02118
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 425-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 23, 2006, Jason F. Cole joined CombinatoRx, Incorporated (the “Company”) as its Senior Vice President and General Counsel.

Pursuant to the terms of Mr. Cole’s employment agreement, Mr. Cole will receive an initial annual salary of $250,000.  In addition, upon the recommendation the Chief Executive Officer, Mr. Cole is eligible for a bonus at an annual target rate of 30% of his base compensation.  Mr. Cole will also receive a grant of an option to purchase 100,000 shares of the Company’s common stock, vesting with respect to 25% of the shares on January 23, 2007 and quarterly thereafter over the remaining three-year period, at an option exercise price of $10.68.

If the Company terminates Mr. Cole’s employment without cause (as defined in the agreement), Mr. Cole is entitled to continue to receive his base salary, medical and dental benefits for a period of six months.  Upon a change in control of the Company (as defined in the agreement), if Mr. Cole’s employment is terminated without cause within two years of the change in control, Mr. Cole is entitled to the following: (i) all unvested options as of that date will become fully vested and exercisable; and (ii) Mr. Cole will be entitled to continue to receive his base salary and medical and dental benefits for a period of six months following the date of termination.

On January 26, 2006 the Company entered into restricted stock award agreements (the “Restricted Stock Award Agreements”) under the Company’s 2004 Incentive Plan pursuant to which shares of the Company’s restricted stock were granted to certain officers of the Company as provided below:

Name:	Shares of Restricted Stock:

Alexis Borisy	50,000
Robert Forrester	25,000
Jan Lessem	15,000
Curtis Keith	25,000
Daniel Grau	50,000

Subject to certain conditions specified in the Restricted Stock Award Agreements, the restricted stock for Messrs. Borisy, Forrester, Lessem and Keith will vest with respect to 25% of the shares on January 26, 2007, with the remainder vesting in increments of 6.25% at the end of each three month period thereafter.  The restricted stock for Mr. Grau will vest with respect to 50% of the shares on January 26, 2007, with the remainder vesting in increments of 12.5% at the end of each three month period thereafter.  Copies of the Restricted Stock Agreements entered into with each of the officers listed above are attached hereto and incorporated herein as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 9.01.                                          Financial Statements and Exhibits.

(c)    Exhibits

Exhibit No.	Description
10.1	Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Alexis Borisy.
10.2	Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Robert Forrester.
10.3	Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Jan Lessem.
10.4	Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Curtis Keith.
10.5	Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Daniel Grau.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

By:	/s/ Robert Forrester
Name: Robert Forrester
Title: Chief Financial Officer, Treasurer and Secretary

Dated:  January 26, 2006

Index to Exhibits

Exhibit No.	Description
10.1	Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Alexis Borisy.
10.2	Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Robert Forrester.
10.3	Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Jan Lessem.
10.4	Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Curtis Keith.
10.5	Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Daniel Grau.